UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): October 21, 2024

Interparfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

               Certain portions of our press release dated October 21, 2024, a copy which is annexed hereto as Exhibit No. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

  The 1st through 8th, and 10th full paragraphs relating to net sales for the third quarter or nine (9) months ended September 30, 2024
  Portions of the 9th, 11th and 12th paragraph relating to net sales for the third quarter or nine (9) months ended September 30, 2024
  The 14th-17th paragraphs relating to plans to release the third quarter and nine (9) months ended September 30, 2024 results and the 2024 third quarter conference call

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated October 21, 2024, a copy which is annexed hereto as Exhibit No. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulations FD. They are as follows:

  Portion of the 9th paragraph relating to future net sales for Donna Karan/DKNY
  Portion of the 11th paragraph relating to Roberto Cavalli products for the holiday 2024 season
  Portion of the 12th paragraph relating to future market share gain
  The 13th paragraph relating to reaffirming 2024 guidance and plans to issue initial 2025 guidance
  The 14th paragraph relating to our plans to issue our results for the third quarter and nine (9) months ended September 30, 2024 and the conference call scheduled for November 7, 2024
  The 20th paragraph relating to forward looking information
  The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated October 21, 2024

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 21, 2024

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood
Chief Financial Officer